Exhibit 5.1

1900 K Street, NW Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

October 10, 2025

BCP Investment Corporation

650 Madison Avenue, 3rd Floor

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel to BCP Investment Corporation (f/k/a Portman Ridge Finance Corporation), a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form N-2 (File No. 333-283443) as originally filed on November 25, 2024 and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on February 10, 2025 under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement, as amended, including the exhibits and schedules thereto, at its most recent effective date, and including any information contained in the Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424 or deemed to be part of such registration statement pursuant to Rule 430B of the Commission under the Securities Act and any information incorporated by reference into any of the foregoing, being referred to collectively as the “Registration Statement”), relating to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the prospectus dated February 10, 2025 (the “Base Prospectus”), which formed a part of the Registration Statement at the time it became effective, and as may be set forth from time to time in amounts, at prices, and on terms to be set forth in one or more supplements to the Base Prospectus.

This opinion letter is rendered in connection with the issuance and sale by the Company of $35,000,000 in aggregate principal amount of 7.50% notes due 2028 (the “2028 Notes”) and $75,000,000 in aggregate principal amount of 7.75% notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”) pursuant to the Note Purchase Agreement, dated as of October 10, 2025 (the “Note Purchase Agreement”), by and among the Company and the several purchasers party (the “Purchasers”) named in Schedule I thereto. All of the Notes are to be sold by the Company as described in the Registration Statement, the Base Prospectus and the prospectus supplement dated October 10, 2025 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). This opinion letter is being furnished to the Company pursuant to Section 3.2.1.2(g) of the Note Purchase Agreement and in accordance with the requirements of Item 25 of Form N-2 under the Securities Act, and we express no opinion herein as to any matter other than as to the legality of the Notes.

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In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)	the Registration Statement;

(ii)	the Prospectus;

(ii)	the Note Purchase Agreement;

(iii)	the Certificate of Incorporation of the Company, as amended from time to time, certified as of the date hereof by an officer of the Company;

(iv)	the Third Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(v)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date;

(vi)

the base indenture between the Company and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), dated as of October 10, 2012 (the “Base Indenture”);

(vii)

the fourth supplemental indenture relating to the 2028 Notes and the fifth supplemental indenture relating to the 2030 Notes, each dated as of October 15, 2025 by and between Company and the Trustee (together with the Base Indenture, the “Indenture”);

(viii)

resolutions of the board of directors of the Company, or a duly authorized committee thereof, relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization, execution and delivery of the Indenture and (c) the authorization, issuance and sale of the Notes, certified as of the date hereof by an officer of the Company; and

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(ix)	a specimen copy of the form of the Notes to be issued pursuant to the Indenture in the form attached to the Indenture.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials or officers of the Company have been properly issued, (vi) the accuracy and completeness of all corporate records made available to us by the Company, (vii) that the Indenture is a valid and legally binding obligation of the parties thereto (other than the Company), and (viii) that at the time of issuance of the Notes, after giving effect to such issuance, the Company will be in compliance with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended (the “1940 Act”), giving effect to Section 61(a)(2) of the 1940 Act.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion letter) and certificates and written statements of agents, officers, directors and representatives of the Company without having independently verified such factual matters.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that, when the Notes are duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the Purchasers thereof against payment of the agreed consideration therefor, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (including, without limitation, the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity.

The opinion set forth below is limited to the contract laws of the State of New York, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of New York or the laws of any other jurisdiction. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance or sale of the Notes.

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The opinion expressed in this opinion letter is: (a) strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (b) only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP